Exhibit 20

                                                             Execution Copy
                                                   Young Purchase Agreement


                             PURCHASE AGREEMENT

                                by and among

                      PENSKE AUTOMOTIVE HOLDINGS CORP.

                                    and

                              WILLIAM A. YOUNG

                              CATHY YOUNG DYER

                           JENNIFER YOUNG TAGGART

                             CATHERINE D. DYER

     YOUNG/DYER IRREVOCABLE TRUST U/A DTD 12/28/93, CATHY DYER TRUSTEE

 CATHERINE D. DYER TRUSTEE U/A DATED 12/27/93 YOUNG/DYER IRREVOCABLE TRUST

  YOUNG/TAGGART IRREVOCABLE TRUST U/A DTD 12/28/93 FBO WILLIAM E. TAGGART,
                        JENNIFER Y. TAGGART TRUSTEE

 YOUNG/TAGGART IRREVOCABLE TRUST II U/A DTD 12/31/96 FBO WILLIAM E. TAGGART,
                        JENNIFER Y. TAGGART TRUSTEE

   YOUNG/TAGGART IRREVOCABLE TRUST U/A DTD 12/28/93 FBO MARY K. TAGGART,
                        JENNIFER Y. TAGGART TRUSTEE

  YOUNG/TAGGART IRREVOCABLE TRUST II U/A DTD 12/31/96 FBO MARY K TAGGART,
                         JENNIFER Y. TAGGART TRUSTEE

        YOUNG/AVY IRREVOCABLE TRUST U/A DTD 12/28/93 FBO LARA YOUNG,
                           ALAN V. YOUNG TRUSTEE

    YOUNG/AVY IRREVOCABLE TRUST U/A DTD 12/28/93 FBO COURTNEY E. YOUNG,
                           ALAN V. YOUNG TRUSTEE

     YOUNG/AVY IRREVOCABLE TRUST U/A DTD 12/28/93 FBO DANIEL A. YOUNG,
                           ALAN V. YOUNG TRUSTEE

   YOUNG/WAY IRREVOCABLE TRUST U/A DTD 12/28/93, WILLIAM A. YOUNG TRUSTEE

                                dated as of

                              February 9, 2001

                             PURCHASE AGREEMENT



PURCHASE AGREEMENT dated as of February 9, 2001, by and among the persons listed on the attached Schedule A (individually, a "Seller" and collectively, the "Sellers"), and PENSKE AUTOMOTIVE HOLDINGS CORP., a Delaware corporation (the "Purchaser").

                                  RECITALS

WHEREAS, the Sellers collectively own 916,073 shares (the "Shares") of Voting Common Stock (the "Common Stock"), par value $0.0001 per share of United Auto Group, Inc., a Delaware corporation (the "Company");

WHEREAS, Purchaser desires to purchase and each of the Sellers desire to sell to Purchaser all of the Shares at a purchase price equal to $10.00 per share.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                 ARTICLE I

                      SALE AND PURCHASE OF SECURITIES

     1.1. The Purchase. At the Closing, subject to completion of all of the Closing Actions, the Purchaser shall purchase (the "Purchase") from each Seller, and each Seller shall sell to the Purchaser, that number of Shares listed next to each Seller's name on the attached Schedule A at a purchase price of $10.00 per Share and an aggregate purchase price of $9,160,730 (the "Purchase Price").

     1.2. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place in one or more series of closing at the offices of Dan Young Chevrolet, 3210 E. 96th Street, Indianapolis, IN 46240 on February 8, 2001 or on such other date as the Sellers and the Purchaser may mutually determine (such date, the "Closing Date").

     1.3. Actions at the Closing. On each Closing Date, the following actions shall occur (the "Closing Actions"):

          (a) Each Seller shall transfer the Shares being tender at such Closing to the Purchaser, evidenced by stock certificates and stock powers or other instruments reasonably requested by the Purchaser, free and clear of Encumbrances (as hereinafter defined) thereon.

          (b) The Purchaser shall pay the portion of the Purchase Price set forth next to each Seller's name on Schedule A to each Seller by wire transfer pursuant to instructions provided by each Seller for the shares being tendered at such Closing.

                                 ARTICLE II

                    SELLER REPRESENTATIONS & WARRANTIES

Each Seller, jointly and severally, represents and warrants to the Purchaser as follows as of the date hereof and as of each Closing Date:

     2.1. Organization and Good Standing; Power and Authority; Qualifications. The Sellers that are organized as trusts are each duly organized, validly existing and in good standing under the laws of Indiana and have all requisite power and authority to own, lease and operate their respective properties, to carry on their respective business as presently conducted and as proposed to be conducted. Each Seller has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

     2.2. Authorization of the Documents. The execution, delivery and performance of this Agreement has been duly authorized by all requisite action on the part of each Seller, and this Agreement constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller, in accordance with its terms.

     2.3. No Conflict. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby; and the sale and delivery by each Seller of the Shares will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to any Seller, the Shares or any of any Sellers other respective properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement of any Seller, or result in the creation of any Encumbrance, upon any of the properties or assets of any Seller, including the Shares or (c) violate the charter, the trust agreement, or by-laws of any of the Sellers that are trusts or other entities.

     2.4. Consents. Except as would not prevent each Seller from consummating the transactions contemplated hereby, no permit, authorization, consent or approval of or by, or any notification of or filing with any person (governmental or private) is required in connection with the execution, delivery and performance by each Seller of this Agreement or any documentation relating thereto, the consummation by each Seller of the transactions contemplated hereby, or the sale or delivery of the Shares.

     2.5. Ownership. Each Seller is the lawful owner of the Shares listed next to each Seller's name on the attached Schedule A, and each Seller has good title to the Shares listed next to each Seller's name on the attached Schedule A, free and clear of any and all mortgages, rights of first refusal or first offer, security interests liens, mortgages, pledges, charges and similar restrictions (collectively, "Encumbrances"), and upon completion of the transaction contemplated by this Agreement, each Seller will transfer to the Purchaser good and valid title to the Shares free and clear of any Encumbrances.

     2.6. Additional Purchases. Each Seller is aware and acknowledges that the Purchaser and its affiliates has purchased shares of the Company's Common Stock at a per share purchase price in excess of $10.00 per share including purchases concurrent with the transactions contemplated by this Agreement and that Purchaser or its affiliates may from time to time engage in one or more transactions involving the purchase of some or all of the Common Stock of the Company at a purchase price in excess of $10.00 per share. No Seller by virtue of the completion of any such transaction or transactions by Purchaser will be entitled to any additional consideration of any kind in exchange for the sale and delivery by each or any Seller of the Shares to Purchaser.

     2.7. Brokers. No agent, broker, investment banker or other person or entity acting on behalf of any Seller or under the authority of any Seller is or will be entitled to any fee or commission directly or indirectly from any party hereto in connection with any of the transactions contemplated hereby.

                                ARTICLE III

                   PURCHASER REPRESENTATIONS & WARRANTIES

The Purchaser represents and warrants to each Seller as of the date hereof and as of each Closing Date as follows:

     3.1. Investment. The Purchaser is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     3.2. No Registration. The Purchaser understands that (i) the Shares have not been registered under the Securities Act or any state securities laws, (ii) the Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration and/or regulation thereunder as the case may be, and
(iii) the Shares may be further restricted by legends on the share certificates.

     3.3. Accredited Investor. The Purchaser is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

     3.4. Organization. The Purchaser is duly organized and validly existing under the laws of the state of its organization and has all power and authority to enter into and perform this Agreement. The Agreement has been duly authorized by all necessary action on the part of the Purchaser. The Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

     3.5. Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on the part of the Purchaser, and each part of this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms.

     3.6. No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Purchaser, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute (with due notice, lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement of the Purchaser or (c) violate the Certificate of Incorporation or the bylaws of the Purchaser.

     3.7. Consents. Except as would not prevent the Purchaser from consummating the transaction contemplated hereby, no permit, authorization, consent or approval of or by , or any notification of or filing with any person (governmental or private) is required in connection with the execution, delivery and performance by the Purchaser of this Agreement or any documentation relating thereto, or the consummation by the Purchaser of the transactions contemplated hereby.

     3.8. Brokers. No agent, broker, investment banker or other person or entity acting on behalf of the Purchaser or under the authority of the Purchaser is or will be entitled to any fee or commission directly or indirectly from any party hereto in connection with any of the transactions contemplated hereby.

                                 ARTICLE IV

                               MISCELLANEOUS

     4.1. Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with confirmation promptly sent by regular mail), nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                    (i)  if to any Seller, to:

                         c/o Alan Young
                         3210 E. 96th Street
                         Indianapolis, IN 46204

                    (ii) if to the Purchaser, to:

                         Penske Automotive Holdings Corp.
                         13400 Outer Drive West
                         Detroit, Michigan 48239-4001
                         Attention: General Counsel

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     4.2. Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

     4.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and the personal representatives and assigns of the parties hereto, whether so expressed or not. Penske may freely assign the right to purchase stock but not its obligations under this Agreement to any wholly-owned subsidiary of Penske Corporation.

     4.4. Entire Agreement. This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     4.5. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan without giving effect (to the fullest extent permitted by law) to the conflicts of law principles thereof which might result in the application of the laws of any other jurisdiction.

     4.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. All signatures need not appear on any one counterpart.

     4.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     4.8. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     4.9. Expenses. Each party to this Agreement shall bear its own cost and expenses, including fees of consultant(s), accountant(s), counsel, and other persons acting on behalf of or for such party.

     4.10. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it might be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any, should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                SELLERS:


                                -------------------------------------------
                                WILLIAM A. YOUNG



                                -------------------------------------------
                                CATHY YOUNG DYER



                                -------------------------------------------
                                JENNIFER YOUNG TAGGART



                                -------------------------------------------
                                CATHERINE D. DYER



                                -------------------------------------------
                                YOUNG/DYER IRREVOCABLE TRUST U/A DTD 12/28/93 CATHY Y. DYER TRUSTEE



                                -------------------------------------------
                                CATHERINE D. DYER TRUSTEE U/A DATED 12/27/93
                                YOUNG/DYER IRREVOCABLE TRUST

                                -------------------------------------------
                                YOUNG/TAGGART IRREVOCABLE TRUST U/A DTD
                                12/28/93 FBO WILLIAM E. TAGGART,
                                JENNIFER Y. TAGGART TRUSTEE



                                -------------------------------------------
                                YOUNG/TAGGART IRREVOCABLE TRUST II U/A DTD
                                12/31/96 FBO WILLIAM E. TAGGART,
                                JENNIFER Y. TAGGART TRUSTEE



                                -------------------------------------------
                                YOUNG/TAGGART IRREVOCABLE TRUST U/A DTD
                                12/28/93 FBO MARY K. TAGGART,
                                JENNIFER Y. TAGGART TRUSTEE



                                -------------------------------------------
                                YOUNG/TAGGART IRREVOCABLE TRUST II U/A DTD
                                12/31/96 FBO MARY K. TAGGART,
                                JENNIFER Y. TAGGART TRUSTEE



                                -------------------------------------------
                                YOUNG/AVY IRREVOCABLE TRUST U/A DTD 12/28/93
                                FBO LARA A. YOUNG, ALAN V. YOUNG



                                -------------------------------------------
                                YOUNG/AVY IRREVOCABLE TRUST U/A DTD 12/28/93
                                FBO COURTNEY E. YOUNG, ALAN V. YOUNG. TRUSTEE



                                -------------------------------------------
                                YOUNG/AVY IRREVOCABLE TRUST U/A DTD 12/28/93
                                FBO DANIEL A. YOUNG, ALAN V. YOUNG TRUSTEE



                                -------------------------------------------
                                YOUNG/WAY IRREVOCABLE TRUST U/A DTD 12/28/93, WILLIAM A. YOUNG TRUSTEE



                                PURCHASER:

                                PENSKE AUTOMOTIVE HOLDINGS CORP.


                                By:
                                   ----------------------------------------
                                   Name:
                                   Title:

                                 SCHEDULE A
                                 ----------

                                                                    PORTION OF
                     NAME                      NUMBER OF SHARES   PURCHASE PRICE
                     ----                      ----------------   --------------

William A. Young                                    383,337          3,833,370

Cathy Young Dyer                                    132,298          1,327,980

Jennifer Young Taggart                              202,298          2,022,980

Catherine D. Dyer                                     8,257             82,570

Young/Dyer Irrevocable Trust u/a Dated                4,800             48,000
12/28/93, Cathy Y. Dyer Trustee

Catherine D. Dyer Trustee U/A Dated 12/27/93          8,263             82,630
Young/Dyer Irrevocable Trust

Young/Taggart Irrevocable Trust u/a Dated            21,463            214,630
12/28/93 fbo William E. Taggart, Jennifer Y.
Taggart Trustee

Young/Taggart Irrevocable Trust II u/a Dated          8,257             82,570
12/31/96 fbo William E. Taggart, Jennifer Y.
Taggart Trustee

Young/Taggart Irrevocable Trust u/a Dated            21,463            214,630
12/28/93 fbo Mary K. Taggart, Jennifer Y.
Taggart Trustee

Young/Taggart Irrevocable Trust II u/a Dated          8,257             82,570
12/31/96 fbo Mary K. Taggart, Jennifer Y.
Taggart Trustee

Young/AVY Irrevocable Trust u/a Dated                29,720            297,200
12/28/93 fbo Lara A. Young, Alan V. Young
Trustee

Young/AVY Irrevocable Trust u/a Dated                29,720            297,200
12/28/93 fbo Courtney E. Young, Alan V. Young
Trustee

Young/AVY Irrevocable Trust u/a Dated                29,720            297,200
12/28/93 fbo Daniel A. Young, Alan V. Young
Trustee

Young/WAY Irrevocable Trust u/a Dated                28,220            282,200
12/28/93, William A. Young Trustee                  -------            -------


                                         TOTAL      916,073         $9,160,730
                                                    =======         ==========